Exhibit 23.3
INDEPENDENT AUDITORS’ CONSENT
     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 20, 2005, relating to the financial statements of Ventura Foods, LLC appearing in the Annual Report on Form 10-K/A of CHS Inc. for the year ended August 31, 2004.

/s/ Deloitte & Touche LLP
Costa Mesa, California
November 3, 2005